UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 5, 2022

ROLLINS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-4422	51-0068479
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2170 Piedmont Road, N.E., Atlanta, Georgia 30324

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (404) 888-2000

Not Applicable

(Former name of former address, if changes since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ROL	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   o

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 5, 2022, Rollins, Inc. (the “Company”), entered into a Settlement and General Release Agreement (the “Agreement”) with Paul E. Northen, who formerly served as the Company’s Senior Vice President focused on sustainability from July 2021 until March 2022 and also as the Company’s Senior Vice President, Chief Financial Officer and Treasurer from May 2015 until July 2021.

Under the terms of the Agreement, in exchange for Mr. Northen’s full release of all claims against the Company, as well as certain agreements on his part, including agreements related to post-employment confidentiality, non-disparagement, non-competition, non-solicitation and non-recruitment covenants, the Company has, among other things, agreed to: (i) pay Mr. Northen a lump sum gross cash payment in the amount of $600,000, with $350,000 to be paid no later than April 21, 2022, and the remainder to be paid no later than March 14, 2023; (ii) subsidize 100% of Mr. Northen’s COBRA premiums for up to eighteen (18) months; and (iii) provide Mr. Northen with six (6) months of Executive Career Transition Consultation services. Mr. Northen may revoke the Agreement for a period of seven (7) days following its execution, after which time it will become effective.

A copy of the Agreement will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ending March 31, 2022.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Rollins, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROLLINS, INC.

Date: April 8, 2022	By:	/s/ Julie Bimmerman
	Name:	Julie Bimmerman
	Title:	Interim Chief Financial Officer and Treasurer
(Principal Financial and Accounting Officer)